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                                                               EXHIBIT 24.1

                   Consent of Ernst & Young, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 2, 1997, in the Registration Statement
(Form S-1) and related Prospectus of Delphi International Ltd. dated          ,
1997, for the registration of 2,200,000 common shares and granting of common stock purchase rights.


Hamilton, Bermuda
September 2, 1997